EXHIBIT 10.5.2

SECOND AMENDMENT TO
MORTGAGE PARTNERSHIP FINANCE®
INVESTMENT AND SERVICES AGREEMENT

THIS SECOND AMENDMENT TO INVESTMENT AND SERVICES AGREEMENT (the “Amendment”) is made as of the         day of May, 2001, between the FEDERAL HOME LOAN BANK OF CHICAGO (the “MPF® Provider”) and the FEDERAL HOME LOAN BANK OF BOSTON (the “Boston Bank”).

RECITALS:

WHEREAS, the Boston Bank and the MPF Provider have previously entered into that certain MORTGAGE PARTNERSHIP FINANCE Investment and Services Agreement dated as of April 20, 2000, amended by First Amendment dated  September 7, 2000 (together, the “Agreement”) pursuant to which the parties agreed, among other things, to make the MORTGAGE PARTNERSHIP FINANCE (“MPF”) Program available to members of the Boston Bank; and

WHEREAS, the parties desire to amend the Agreement to modify the Participation Share provision, to reduce to zero the MPF Provider’s Participation Share in the Program Loans sold to the Boston Bank under the Shorted MCs (hereinafter defined), and to increase by a corresponding amount the MPF Provider’s Participation Share in the Program Loans sold under the Increased MCs (hereinafter defined).  Any capitalized terms not defined in this Amendment shall have the meaning assigned to them in the Agreement.

NOW THEREFORE,  in consideration of the foregoing recitals and the covenants contained herein and in the Agreement, the parties here agree as follows:

1.             The Agreement is hereby amended with respect to the Shorted MCs and Increased MCs, but not with respect to any other Master Commitments, by amending Sections 2.3 and 2.5 so that the Shorted MCs shall be excluded from the grant by the Boston Bank of a Participation Share to the MPF Provider, and the MPF Provider shall waive its rights (i) to receive a Participation Share in the Shorted MCs and (ii) to be paid a Transaction Services Fee with respect to the Program Loans delivered under the Shorted MCs.

2.             From Time to time, the Boston Bank anticipates executing various Master Commitments that do not conform to the established MPF Product requirements (each, a “Shorted MC” and collectively, the “Shorted MCs”). Shorted MCs shall be identified by using the “Master Commitment Participation Form” in the form of Exhibit A attached hereto. The MPF Provider is willing to consent to such non-conforming Shorted MCs provided that (i) its Participation Share therein be reduced to zero and  (ii) the Boston Bank grant increased Participation Shares in other Master Commitments to make up for the amount of the Participation Share that would otherwise have been granted to the MPF Provider with respect to the Shorted MCs had the MPF Provider received the amount of the Participation Share it is entitled to receive under Sections 2.2 and 2.5 of the Agreement (such. amount  referred to herein as the “Forgone Participation Amount”).

3.             Commencing with the third month following the first delivery of Program Loans under the first Shorted MC, and each 90 days thereafter, until the final amount of Program Loans delivered under the Shorted MCs has been determined, the MPF Provider shall determine the aggregate Forgone Participation Amount, and the Boston Bank shall deliver a notice or direction increasing the MPF Provider’s Participation Share of existing Master Commitments and/or new Master Commitments (each, an “Increased MC” and collectively, the “Increased MCs”) which increased aggregate amount of  the Participation Shares are estimated to equal, when the Shorted MCs and Increased MCs have been filled, the aggregate Forgone Participation Amount. Increased MCs shall be identified by using the “Master Commitment Participation Form” in the form of Exhibit A attached hereto.

4.             The parties acknowledge that adjustments of the percentage of the Participation Share to reflect the Forgone Participation Amount will be an ongoing process given that participation percentages must be set from time to time before the parties can know the amount of Program Loans that will actually be delivered under the Shorted MCs and/or the Increased MCs. The parties agree to use good faith making periodic adjustments to the Participation Share granted under the Increased MCs so as to come as close as possible each quarter to putting the parties in the same relative position that they would have been, in terms of aggregate interests in Boston Bank Program Loans, had they followed the provisions of Sections 2.2 and 2.5 of the Agreement. The MPF Provider shall provide a written reconciliation upon request of the Boston Bank.

5.             Except for the foregoing amendment, the Agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

FEDERAL HOME LOAN BANK OF CHICAGO		FEDERAL HOME LOAN BANK OF BOSTON

By:	/s/ KENNETH L. GOULD	By:	/s/ MICHAEL L. WILSON
Kenneth L. Gould		Michael L. Wilson
Executive Vice President		Executive Vice President & COO

EXHIBIT A

Master Commitment Participation Form
(for Shorted MC or Increased MC subject to the Second Boston Amendment)

MPF Bank - Owner: Federal Home Loan Bank of Boston

PFI Name:

PFI Number:

Master Commitment Number:

Master Commitment Participation allocation:

MPF Bank:		Authorized Signature:	Date:

By signing below the Federal Home Loan Bank of Boston agrees that the Master Commitment referenced in this Participation Form is subject to the terms of the Second Amendment to Investment and Services Agreement between the Federal Home Loan Bank of Boston and the Federal Home Loan Bank of Chicago (the “Second Boston Amendment”).

Boston:	%
Atlanta:	%
Chicago:	%
Cincinnati:	%
Dallas:	%
Des Moines:	%
Indianapolis:	%
New York:	%
Pittsburgh:	%
Topeka:	%
San Francisco:	%
Seattle:	%

By signing below the MPF Provider agrees that the Master Commitment referenced in this Participation Form is subject to the terms of the Second Boston Amendment.

MPF Provider Acknowledgment:

Name	Date